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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                    --------

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

                                OCTOBER 11, 2004
                -----------------------------------------------
                Date of report (Date of earliest event reported)

                                   ADVO, INC.
                        --------------------------------
             (Exact name of registrant as specified in its charter)

           DELAWARE                        1-11720                06-0885252
--------------------------------   -----------------------   -------------------
(State or other jurisdiction       (Commission file number)   (IRS Employer
of incorporation or organization)                            Identification No.)

                ONE TARGETING CENTRE, WINDSOR, CONNECTICUT 06095
                ------------------------------------------------
                    (Address of Principal Executive Offices)

Registrant's telephone number, including area code: (860) 285-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITVE AGREEMENT

On October 11, 2004, the Company's Board of Directors announced the election of
S. Scott Harding as Chief Executive Officer, effective October 15, 2004.

Mr. Harding's employment agreement ("Agreement") with the Company begins on October 15, 2004 and has a term of three years with automatic one-year renewals, absent contrary notice 90 days in advance. The salary under the Agreement is $775,000 per year, subject to increases as determined by the Board of Directors. Mr. Harding is eligible for a target annual bonus equal to 100% of his salary, determined in a manner consistent with the Company's bonus program applicable to senior executives. Mr. Harding will receive a $600 per month auto allowance throughout the Agreement and the personal use of the Company aircraft subject to a maximum annual value of $150,000 for such use during this Agreement. Mr. Harding will also receive a bonus payment of $250,000 as consideration for execution of the Agreement. Mr. Harding will repay this bonus amount if he resigns without Good Reason or is terminated for Cause before May 1, 2005.

In accordance with the Agreement, Mr. Harding will receive, effective November 1, 2004, options to purchase 100,000 shares of the Company common stock that will vest in four equal annual installments beginning on November 1, 2005. Mr. Harding will also receive a restricted stock grant for 60,000 shares of common stock, of which 10,000 will vest on November 1, 2005, 2006 and 2007, and the remaining 30,000 shares will cliff vest on November 1, 2007. If the Company or Mr. Harding fail to renew this Agreement, the unvested portion of the initial stock options and restricted stock grant become fully vested and exercisable.

The agreement provides that if the Company terminates Mr. Harding's employment for any reason other than for Cause, it will continue to pay his salary, as then in effect, for 24 months. In lieu of any bonus for the year of termination, the Company would pay an additional year's salary. The initial stock options and restricted stock grant become fully vested and exercisable.

Mr. Harding's Agreement is filed as an exhibit to this Form 8-K.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

            (c) Appointment of Principal Officer.

Effective October 15, 2004, the Company's Board of Directors elected S. Scott Harding as Chief Executive Officer.

Mr. Harding, age 56, co-founded Newspaper Services of America (NSA) in 1991 and has since served as NSA's Chairman and Chief Executive Officer. NSA, the nation's largest print media planning and buying agency, was sold to the Interpublic Group of Companies in 1995.

            (d) Election of Director.

Mr. Harding's employment agreement provides for his election as director to the Company's Board of Directors effective October 15, 2004.

                                      -2-
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ITEM 8.01 OTHER EVENTS

Bobbie Gaunt, who assumed the role of Interim CEO in June 2004, will resign effective the close of business on October 14, 2004. Her employment agreement dated June 15, 2004 has been amended and will terminate on the close of business on October 14, 2004 at which point she will no longer receive a salary. Ms. Gaunt's amended employment agreement includes a restricted stock grant of 10,000 shares which shall cliff vest on the second anniversary of the grant date. On October 15, 2004, Ms. Gaunt will resume her Board Committee roles as an independent director, including the chairmanship of the Board's Compensation and Nominating Committee, replacing independent director David Dyer, who will remain on the committee. Ms. Gaunt will also resume her prior roles on the Corporate Governance Committee and on the Audit Committee, replacing independent director Karen Kaplan. Ms. Kaplan will continue to serve as a member of the Board's Compensation and Nominating Committee.

Ms. Gaunt's amended employment agreement is filed as an exhibit to this Form
8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

            (c) Exhibits.

Exhibit     Description
No.

10.1 Employment Agreement between ADVO, Inc. and S. Scott Harding dated October 11, 2004.

10.2 Amendment dated October 10, 2004 to the Employment Agreement between ADVO, Inc. and Bobbie Gaunt.

99.1        Press release dated October 11, 2004, issued by the Company.

                                      -3-
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                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           ADVO, Inc.
Date: October 13, 2004

                                           By  /s/ JOHN D. SPERIDAKOS
                                               --------------------------------
                                                   John D. Speridakos
                                                   Vice President & Controller

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EXHIBIT INDEX

Exhibit No.                            Description

   10.1 Employment Agreement between ADVO, Inc. and S. Scott Harding dated October 11, 2004.

   10.2 Amendment dated October 10, 2004 to the Employment Agreement between ADVO, Inc. and Bobbie Gaunt.

   99.1        Press release dated October 11, 2004, issued by the Company.